                            SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

    Filed by the Registrant /X/
    Filed by the Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                              WASTE RECOVERY, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
          (Name of Person(s) Filing Consent Solicitation Statement,
                           if other than Registrant)

                             --------------------

Payment of Filing fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

                             --------------------

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                             --------------------

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                             [LOGO]

                      WASTE RECOVERY, INC.
                   309 SOUTH PEARL EXPRESSWAY
                      DALLAS, TEXAS  75201

                        ---------------


            NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                   TO BE HELD ON MAY 18, 1998

                        ---------------

To the Shareholders of
  WASTE RECOVERY, INC.

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Waste Recovery, Inc. (the "Company"), a Texas corporation, will be held at the Newark Airport Marriott Hotel, Newark International Airport, Newark, New Jersey 07114 on Monday, May 18, 1998, at 10:00 a.m., Newark, New Jersey time, for the following purposes:

          1. To elect ten directors until the next Annual Meeting of Shareholders and until their respective successors are elected and qualified;

          2. To ratify the appointment by the Board of Directors of Grant Thornton LLP as the Company's independent auditors to examine and report on the Company's financial statements for 1997 and for 1998; and

          3. To transact such other business as properly may come before the meeting or any adjournment thereof.

     The close of business on April 10, 1998 has been fixed by the Board of Directors as the record date for the Annual Meeting. Only shareholders of record on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof, notwithstanding transfer of any stock on the books of the Company after such record date. The stock transfer books will not be closed. A complete list of the shareholders entitled to vote at the meeting will be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours for a period of 10 days prior to the meeting at the corporate offices of the Company, 309 South Pearl Expressway, Dallas, Texas 75201.

     A Proxy Statement, form of Proxy, and copy of the Annual Report on the Company's operations during the fiscal year ended December 31, 1997, accompany this notice.

     It is important that your shares be represented at the Annual Meeting. If you do not expect to attend in person, please sign and date the form of Proxy and return it in the enclosed postage prepaid envelope. The form of Proxy is enclosed in the mailing envelope in which this Proxy Statement is contained. Shareholders who attend the Annual Meeting may revoke their proxies and vote in person if they desire.

                                   By Order of the Board of Directors

                                           DONALD R. PHILLIPS
                                               SECRETARY

April 30, 1998

                             [LOGO]

                      WASTE RECOVERY, INC.
                   309 SOUTH PEARL EXPRESSWAY
                       DALLAS, TEXAS 75201

                         PROXY STATEMENT

             FOR THE ANNUAL MEETING OF SHAREHOLDERS
                   TO BE HELD ON MAY 18, 1998

                    SOLICITATION OF PROXIES

     This Proxy Statement is furnished to shareholders of Waste Recovery, Inc., a Texas corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors to be voted at the Annual Meeting of Shareholders of the Company to be held at the Newark Airport Marriott Hotel, Newark International Airport, Newark, New Jersey 07114, on Monday, May 18, 1998, at 10:00 a.m., Newark, New Jersey time, or at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. References herein to the "Company" include its subsidiaries, unless the context otherwise requires.

     This Proxy Statement and form of Proxy are being mailed to shareholders on or about April 30, 1998. If the enclosed form of Proxy is executed and returned, it may nevertheless be revoked by the shareholder at any time by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date. A shareholder who attends the meeting in person may revoke his or her proxy at that time and vote in person if so desired. All proxies duly signed, dated, and returned will be voted as specified therein, but unless otherwise specified, will be deemed to grant authority to vote:

          (1) FOR the election of the ten nominees listed under "Election of Directors" as nominees of the Company for election as directors;

          (2) FOR ratification of the appointment by the Board of Directors of Grant Thornton LLP as the Company's independent auditors for 1997 and for 1998; and

          (3) At the discretion of the persons named in the enclosed form of Proxy, on any other matter that may properly come before the meeting or any adjournment thereof.

     The enclosed Proxy is solicited by and on behalf of the Board of Directors of the Company. The Company is unaware of any additional matters not set forth in the Notice of Annual Meeting of Shareholders that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting and presented for a vote of the shareholders, the persons named in the Proxy will vote in accordance with their best judgment upon such matters, unless otherwise restricted by law.

     The cost of solicitation of proxies will be borne by the Company. In addition to the use of the mails, proxies may also be solicited by personal interview, facsimile transmission, and telephone by directors, officers and employees of the Company, who will receive no special compensation for such services. The Company will also supply brokers, nominees, or other custodians with the numbers of Proxy forms, Proxy Statements, and Annual Reports they may require for forwarding to beneficial owners, and the Company will reimburse such persons for their reasonable expense in so doing.

        OUTSTANDING CAPITAL STOCK AND STOCK OWNERSHIP OF
             DIRECTORS, CERTAIN EXECUTIVE OFFICERS
                   AND PRINCIPAL SHAREHOLDERS

     The record date for the determination of the shareholders entitled to notice of and to vote at the Annual Meeting has been established by the Board of Directors as the close of business on April 10, 1998. At March 31, 1998, the Company had issued and outstanding and entitled to vote at the Annual Meeting 17,494,323 shares of Common Stock, no par value per share ("Common Stock"). (For a description of the voting rights of the Common Stock, see "Quorum and Voting" herein.)

     The following table sets forth information as of March 31, 1998, regarding the beneficial ownership of the Company's Common Stock by each person or group known by management of the Company to own more than five percent (5%) of the outstanding shares of Common Stock of the Company, by each of the Company's executive officers named in the Summary Compensation Table below, by each of the Company's directors and nominees, and by all of its directors and executive officers as a group.

                                         SHARES OF COMMON STOCK DIRECTLY AND BENEFICIALLY
                                             OWNED AND PERCENTAGE OF OUTSTANDING
                                                  SHARES AS OF MARCH 31, 1998
                                         --------------------------------------
                                          NUMBER                   NUMBER
                                         DIRECTLY               BENEFICIALLY
      NAME                                 OWNED      PERCENT      OWNED        PERCENT
      ----                               --------     -------   ------------    -------
Stephen P. Adik*                               -0-         0%            -0-         0%
  c/o NIPSCO Industries
  801 East 86th Avenue
  Merrillville, Indiana 46410
Jay I. Anderson*                           146,248         +         146,248         +
  7 Penn Plaza
  370 Seventh Avenue
  Suite 618
  New York, New York 10001
Martin Bernstein(1)*                       291,646       1.7%      1,291,646       7.4%
  7 Penn Plaza
  370 Seventh Avenue
  Suite 618
  New York, New York 10001
David G. Greenstein*+                      429,158       2.5%        552,368       3.2%
Crandall S. Connors(2)*                    434,750       2.5%      2,934,069      16.8%
  108 Forest Avenue
  Locust Valley, New York 11560
Michael C. Dodge(3)*                       761,712       4.4%        779,712       4.5%
  15660 North Dallas Parkway
  Suite 400, L.B. 42
  Dallas, Texas 75248



                                     -2-


Thomas L. Earnshaw(4)*                     179,505       1.0%        179,505       1.0%
  3650 Asbury Street
  Dallas, Texas 75205
John C. Kerr(5)*                           257,259       1.5%      2,904,069      16.6%
  16414 San Pedro
  Suite 345
  San Antonio, Texas 78232
Steven E. MacIntyre(6)*                    447,409       2.6%      2,904,069      16.6%
  425 Park Avenue
  Floor 25
  New York, New York 10022
Robert L. Thelen(7)*+                      137,598         +         137,598         +
Riverside Caloric Company++              1,100,000       6.3%      1,100,000       6.3%
  c/o NIPSCO Development Company, Inc.
  801 East 86th Avenue
  Merrillville, Indiana 46410
Kerr, Connors Group(8)++                         -         -       2,904,069      16.6%
  108 Forest Avenue
  Locust Valley, New York  11560
Directors and executive officers
  as a group (10 persons)(9)(10)         4,185,285      23.9%      7,121,146      40.7%

----------------
*    Director and Nominee
+    Executive Officer
++   Shareholder
+    Less than 1%
(1) Columns 3 and 4 include an option to acquire 1,000,000 shares of Common Stock exercisable within sixty days.
(2) Columns 1 and 2 include 434,750 shares directly held and 196,301 shares as to which Mr. Connors has shared beneficial ownership, including 180,000 shares held by MacIntyre Connors General Partnership, of which Messrs. MacIntyre and Connors are the sole partners, and 44,013 shares of Common Stock subject to options exercisable within sixty days, and columns 3 and 4 include 2,229,005 shares as to which the Kerr Connors Group (as described below) has shared voting and dispositive power. Mr. Connors is a member of a group (for purposes of reference described herein as the "Kerr, Connors Group"), together with other individuals and entities including Messrs. Kerr and MacIntyre, that has filed a Schedule 13D with the Securities and Exchange Commission, as last amended by Amendment No. 3 dated August 9, 1995. Such Schedule 13D stated that the reporting persons set forth therein, which include, among others, Messrs. Connors, Kerr and MacIntyre, had reached an oral arrangement of unspecified duration with respect to the voting and transfer of such stock. The share amount set forth for Mr. Connors in column 3 includes 2,229,005 shares of Common Stock held by other members of the Kerr, Connors Group with respect to which he disclaims beneficial ownership.
(3) Columns 1 and 2 include 2,500 shares of Common Stock subject to options exercisable within sixty days, and columns 3 and 4 include 18,000 shares of Common Stock and warrants to acquire 300,000 shares of Common Stock held by Mr. Dodge's daughters.
(5) Includes 125,000 shares of Common Stock subject to options exercisable within sixty days.
(6) Columns 1 and 2 include 257,259 shares directly held, and columns 3 and 4 include 2,646,810 shares held by other members of the Kerr, Connors Group as to which he disclaims beneficial ownership.
(6) Columns 1 and 2 include 267,409 shares directly held, 2,500 shares of Common Stock subject to options exercisable within sixty days, 36,061 shares of Common Stock issuable upon conversion of Debentures and 180,000 shares held by MacIntyre Connors General Partnership, of which Messrs. MacIntyre and Connors are the sole partners, and columns 3 and 4 include 2,456,660 shares held by other members of the Kerr, Connors Group with respect to which he disclaims beneficial ownership.
(7) Includes 98,098 shares held directly, 4,500 shares held of record by Mr. Thelen's wife and as to which he shares voting power, and 35,000 shares of Common Stock subject to options exercisable within sixty days.
(8) Address is for Kerr, Connors & Co. and not of all of the members of such group.
(9) Includes 1,209,013 shares of Common Stock subject to options exercisable within sixty days.

(10) Outstanding shares for the purpose of calculating these percentages do not include shares held by or for the account of the Company, and include shares that can be acquired within sixty days by the exercise of stock options, warrants and conversion of Debentures. Percentage is calculated by taking the total number of shares of Common Stock directly owned or beneficially held, as the case may be, by the individual or entity listed and dividing that number by the sum of (i) the total number of shares of Common Stock outstanding and (ii) the number of securities that such person has the right to acquire within sixty days pursuant to options, warrants, conversion privileges and other rights. Except as otherwise indicated in this table, shares are directly owned, and unless indicated to the contrary the owner has sole voting and investment power.

The address for each of Messrs. Greenstein and Thelen is 309 South Pearl Expressway, Dallas, Texas 75201.

                               QUORUM AND VOTING

     The presence, in person or by proxy, of the holders of a majority of the outstanding shares of the Company entitled to vote is necessary to constitute a quorum at the meeting. If a quorum is not present or represented at the meeting, the shareholders entitled to vote, present in person or represented by proxy, have the power to adjourn the meeting, without notice other than announcement at the meeting, until a quorum is present or represented. At any such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally notified. The affirmative vote of a plurality of the voting power represented at the meeting and entitled to vote is required for the election of directors. Cumulative voting is not permitted in the election of directors. A holder of shares of Common Stock will be entitled to one vote per share of Common Stock as to each matter properly brought before the meeting.

                      PROPOSALS OF SHAREHOLDERS

     Any proposal by a shareholder to be presented at the Company's 1999 Annual Meeting of Shareholders must be received by the Company at its executive offices not later than January 1, 1999, in order to be considered for inclusion in the Company's proxy material relating to the 1999 Annual Meeting. Any proper proposal should be mailed or delivered to the attention of Corporate Secretary, Waste Recovery, Inc., 309 South Pearl Expressway, Dallas, Texas 75201. Such proposals must comply with the requirements of Regulation 14A of the Securities Exchange Act of 1934.

                               PROPOSAL ONE

                          ELECTION OF DIRECTORS

     Ten directors will be elected at the 1998 Annual Meeting. Each director elected will serve until the next Annual Meeting of Shareholders and until his successor has been elected and has qualified or until his earlier death, resignation or removal from office. The eleven persons named below are management's nominees. Each of the nominees is presently a director of the Company and has served continuously as a director since the date of his first election or appointment to the Board. Further information with respect to each nominee is set forth below.

     Shares represented by proxies returned duly executed will be voted, unless otherwise specified, in favor of the nominees for the Board of Directors named below. The nominees have indicated that they are able and willing to serve as directors. If any or all such persons should be unable to serve, the persons named in the enclosed proxy will vote the shares covered thereby for such substitute nominee or nominees as the Board of Directors may select. Shareholders may withhold authority to vote for any nominee by striking a line through the name of such nominee in the space provided for such purpose on the form of Proxy.

     The directors will continue to serve until their respective successors are duly elected and qualified.

NOMINEES FOR DIRECTORS

     Mr. Jay I. Anderson, age 41, has been Chief Financial Officer of The Feil Organization, Inc., an investment holding company, since May 1980. Prior to such time Mr. Anderson was a certified public accountant for Deloitte Haskins & Sell. From December 1993 to July 1996 Mr. Anderson was a director of Achiever Tire Recycling Corp., the general partner of Achiever Tire Limited Partnership. In July 1996, Achiever Tire Limited Partnership commenced an assignment for the benefit of its creditors. Mr. Anderson has served as a director since May 1997.

     Mr. Martin Bernstein, age 64, was elected Chairman of the Board of Directors of the Company in February 1997. Mr. Bernstein is President, Chief Executive Officer and a director of Ponderosa Fibres of America, Inc., in which positions he has served since November 1980. In addition, Mr. Bernstein is a director of Empire Insurance Company and All City Insurance Company. From December 1993 to July 1996 Mr. Bernstein was a director of Achiever Tire Recycling Corp., the general partner of Achiever Tire Limited Partnership. In July 1996 Achiever Tire Limited Partnership commenced an assignment for the benefit of its creditors. Mr. Bernstein was appointed to the Board of Directors in December 1996.

     Mr. David Greenstein, age 38, joined the Company in December 1996 as Senior Vice President and as President of the Company's wholly-owned subsidiary, New U.S. Tire Recycling Corp. In August 1997 Mr. Greenstein was appointed President and Chief Executive Officer of the Company. Mr. Greenstein most recently had been Executive Vice President of U.S. Tire Recycling Corp., the general partner of U.S. Tire Recycling Partners, L.P., which he joined in April 1992.

     Mr. Thomas L. Earnshaw, age 43, served as President and Chief Executive Officer of the Company from March 1990 until August 1997. Mr. Earnshaw was elected Vice Chairman of the Board on August 1, 1997. Mr. Earnshaw worked for Peat, Marwick, Mitchell & Co., and in the retail business, before joining the Company when it was founded in 1982. Mr. Earnshaw was elected Vice President - Operations in 1985 and Executive Vice President - Operations in 1987. Mr. Earnshaw has served as director of the Company since 1990.

     Mr. Crandall S. Connors, age 50, has been a general partner in the investment banking firm of Kerr, Connors & Co. since its formation in 1990. Previously, he was a partner with the NYSE member firm of Shields & Co. since 1987, where he was president of its real estate subsidiary. From 1976 to 1986, he was co-founder and CEO of Connors, Sternlieb & Co., specializing in real estate and oil and gas syndications. Prior to such time, he had served since 1970 in various management positions with Citicorp N.A. Mr. Connors has served as a director of the Company since 1994.

     Mr. Michael C. Dodge, age 55, is an attorney in Dallas, Texas where he has practiced law for more than fifteen years. In addition to practicing law, Mr. Dodge is a director of Auto Wax Company, Inc., of Stirling Cooke North American Holdings, Ltd., and of Stirling Cooke Texas, Inc. Mr. Dodge has served as a director of the Company since 1983.

     Mr. Robert L. Thelen, age 59, is one of the Company's original founders, joining the Company in 1982. He was elected Vice President - Engineering of the Company in 1989, and Executive Vice President - Engineering in 1991. He is responsible for the design and improvement of plant equipment, plant construction and technical assistance to customers. Mr. Thelen has served as a director of the Company since 1990.

     Mr. Steven E. MacIntyre, age 45, has been practicing investment banking since 1981. He is Managing Director of D.H. Troob & Company, a licensed broker/dealer, where he has been employed for eight years. Prior to joining D.H. Troob & Company, he was a partner with Rector Street Capital Partners, Inc., investment bankers, for approximately two years. Mr. MacIntyre has served as a director of the Company since 1994.

     Mr. Stephen P. Adik, age 55, has been Executive Vice President, Chief Financial Officer and Treasurer of NIPSCO Industries, Inc. Since April 1994. From February 1991 through December 1993, Mr. Adik served as Senior Vice President, Chief Financial Officer and Treasurer of NIPSCO Industries, Inc. Mr. Adik is also Senior Vice President and General Manager, Finance and Accounting, of Northern Indiana Public Service Company, a subsidiary of NIPSCO Industries, Inc., in which positions he has served since 1991. Mr. Adik is an advisory director of Bank One (Merrillville, Indiana), Chicago SouthShore and South Bend Railroad and TradeWinds Strategic Planning Committee.

Mr. Adik has served as a director since May 1997.

     Mr. John C. Kerr, age 50, has been a general partner in the investment banking firm of Kerr, Connors & Co. for over seven years. He is also a general partner in Southwest Venture Partners III, a newly-formed venture capital partnership in San Antonio, Texas. Mr. Kerr serves as Chairman of the Board of Directors of the Texas Public Finance Authority, the bond issuing authority for the State of Texas. Mr. Kerr has served as a director of the Company since December 1995.

MEETINGS AND COMMITTEES OF BOARD OF DIRECTORS

     The Board of Directors held a total of four meetings in fiscal 1997. During the time each director served as a director of the Company, he attended at least 75% of the aggregate of the total meetings held by the Board of Directors and all of the meetings held by committees of the Board on which he served. The Board of Directors has a Compensation Committee, the members of which were Mr. W. David Walls, Roger W. Cope and Michael C. Dodge. Messrs. Walls and Cope have resigned from the Board of Directors, and the Board of Directors has appointed Mr. John C. Kerr to serve as a member of the Compensation Committee. The Board of Directors does not have a nominating committee or a standing audit committee or committees performing similar functions.

     COMPENSATION COMMITTEE. The Compensation Committee, which consists of Messrs. Cope and Dodge, approves executive compensation arrangements and oversees administration of the Company's stock-based employee benefit plans of the Company, including determination of the grantees, grant amounts and purchase or exercise prices, if any. The Compensation Committee met one time during fiscal 1997.

                                  PROPOSAL TWO

                               PROPOSAL TO RATIFY
                       APPOINTMENT OF INDEPENDENT AUDITORS

     Grant Thornton LLP has been appointed by the Board of Directors as the independent auditors for the Company to examine and report on its financial statements for 1997, which appointment will be submitted to the shareholders for ratification at the Annual Meeting. Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting, with the opportunity to make a statement if they desire to do so, and they are expected to be available to respond to appropriate questions.

     The appointment of the independent auditors will be ratified if it receives the affirmative vote of holders of a majority of the shares of the Common Stock entitled to vote thereon and voting at the Annual Meeting. Submission of the appointment of the auditors to the shareholders for ratification is not required by law or the Company's Amended and Restated Articles of Incorporation or Bylaws and ratification will not limit the authority of the Board of Directors to appoint another accounting firm to serve as the Company's independent auditors.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF GRANT THORNTON LLP AS THE INDEPENDENT AUDITORS FOR THE COMPANY.

                        EXECUTIVE OFFICERS OF THE COMPANY

     The executive officers of the Company are as follows:

            NAME           AGE             POSITION WITH COMPANY
            ----           ---             ---------------------
     David G. Greenstein    38   President and Chief Executive Officer

     Robert L. Thelen       59   Senior Vice President - Engineering and Director

     Mark Hope              44   Senior Vice President of Marketing and
                                 Environmental Affairs

     Information concerning the business experience of Messrs. Greenstein and Thelen is provided under the caption "Election of Directors" above. Set forth below is information concerning the business experience of the other executive officer of the Company.

     Mr. Mark Hope became Senior Vice President of Marketing and
Environmental Affairs in October 1996. From January 1990 until October 1996 Mr. Hope served the Company as Vice President-Northwest Region and from 1985 through December 1989 was the Company's Marketing and Governmental Affairs Manager.

     All executive officers are elected annually by the Board of Directors to serve until the next annual meeting of the Board of Directors and until their respective successors are chosen and qualified.

                            EXECUTIVE COMPENSATION

     The following information summarizes annual and long-term compensation for services in all capacities to the Company for the fiscal years ended December 31, 1997, 1996 and 1995, of the Company's Chief Executive Officer. No other executive officer's total salary and bonus exceeded $100,000 for any of such fiscal years.

                          SUMMARY COMPENSATION TABLE

                                                        LONG-TERM
                                                       COMPENSATION
                                                          AWARDS
                              ANNUAL COMPENSATION       ----------
                          ----------------------------  SECURITIES
                                                        UNDERLYING     ALL OTHER
       NAME AND                                  BONUS    OPTIONS     COMPENSATION
  PRINCIPAL POSITION      YEAR     SALARY($)    ($)(2)      (#)            ($)
----------------------    ----     ---------    ------  ----------    ------------
David G. Greenstein(1)    1997     $125,000     $  -0-      -0-         $  -0-
Thomas L. Earnshaw(1)     1997     $150,000     $  -0-      -0-         $  -0-
President and Chief       1996     $100,000     $  -0-      -0-         $40,000(3)
Executive Officer(1)      1995     $100,000     $  -0-    100,000       $  -0-

-----------------

(1) Mr. Earnshaw served as President and Chief Executive Officer of the Company for each of the 1995 and 1996 fiscal years and through July 1997. Mr. Earnshaw presently serves as Vice Chairman of the Company's Board of Directors. Mr. Greenstein served as President and Chief Executive Officer of the Company from August 1997 and his salary and bonus have been adjusted accordingly.
(2) No executive officer received any perquisites or other personal benefits in fiscal 1997, 1996 or 1995 that in the aggregate exceeded the lesser of $50,000 or 10% of such executive officer's salary and bonus for such year.
(3) Consists of a $40,000 loan made by the Company to Mr. Earnshaw to be repaid from the proceeds under future bonuses from the Company.

                        OPTION GRANTS IN LAST FISCAL YEAR

     There were no options granted during fiscal 1997 to the named executive officers.

                         AGGREGATED OPTION EXERCISES IN
               LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

     The following table shows information concerning the number and estimated value of unexercised options held by the named executive officers at fiscal year-end:

                                                          Number of Securities
                                                         Underlying Unexercised         Value of Unexercised
                                                           Options at Fiscal            In-the-Money Options
                          Shares                              Year-End (#)            at Fiscal Year-end ($)(1)
                        Acquired on       Value        ---------------------------   ---------------------------
      Name              Exercise (#)    Realized ($)   Exercisable   Unexercisable   Exercisable   Unexercisable
      ----              ------------    ------------   -----------   -------------   -----------   -------------
David G. Greenstein         -0-            -0-             -0-            -0-           $-0-           $-0-
Thomas L. Earnshaw          -0-            -0-           125,000         60,000         $-0-           $-0-

---------------

(1) Based on the average of the closing bid and asked price for the Company's Common Stock of $0.55 on December 31, 1997.
(2) Based on the average of the closing bid and asked price of the Company's Common Stock on the exercise date, less the exercise price of the option.

COMPENSATION OF DIRECTORS

     At the April 1987 meeting of the Company's Board of Directors, the directors voted to waive directors' fees until such time as the Company became profitable. In 1992, the shareholders approved the 1992 Stock Plan for Non-Employee Directors and awards under this plan began in 1993. By the terms of such plan, at the conclusion of each annual meeting of shareholders, each elected or incumbent non-employee director receives a nonqualified stock option to purchase 2,500 shares of Company Common Stock at the then fair market value, but only if the Company's net income for the fiscal year just ended was improved over the net income for the prior year. Also, in consideration for service on the Board, in January each such director receives a grant of Common Stock equal in value to $2,000, but only if in the prior fiscal year such director attended at least two regular or special meetings of the Board, and 75% of all such meetings held that year while he was a director. This plan terminates upon the sooner to occur of January 31, 2000, or the January 31st next following after options have been granted on five occasions. By resolution made at the March 23, 1994 meeting of the Board of Directors and effective thereafter, fees for non-employee directors were resumed with $500 to be paid for each Board or committee meeting. A one-time directors' fee was paid in August 1995 to each non-employee director then in office. All directors' fees are contingent upon the availability of net income and cash reserves as determined by the Board of Directors.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT.

     As a company registered under Section 12 of the Securities Exchange Act of 1934, the executive officers, directors and beneficial owners of more than 10% of the Company's Common Stock have reporting requirements pursuant to
Section 16(a) of such Act. Based on information available to it, the Company believes that all statements of beneficial ownership required to be filed with the Securities and Exchange Commission for the fiscal year ended December 31, 1997 have been timely filed.

COMPENSATION AND OTHER COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     In 1997, the Compensation Committee initially consisted of Messrs. Cope, Dodge and W. David Walls. Mr. Walls resigned as a director of the Company on August 6, 1997, and Mr. Cope resigned as a director on January 14, 1998 and was replaced on the Compensation Committee by Mr. Kerr. All three of the members of the Compensation Committee were, and the two remaining members are, non-employee directors of the Company and are not former officers of the Company. During 1997, no executive officer of the Company served as a member of the Board of Directors or on the compensation committee of a corporation with respect to which one of its executive officers served on the Compensation Committee or on the Board of Directors of the Company.

         BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Decisions on compensation of the Company's executive officers generally are made by the three-member Compensation Committee of the Board. Each member of the Compensation Committee is a non-employee director. All decisions by the Compensation Committee relating to compensation of the Company's executive officers are reviewed by the Board. Decisions with respect to awards under certain of the Company's stock-based compensation plans are made solely by the Compensation Committee, in order for such awards to an exemption provided under Rule 16b-3 under the Securities Exchange Act of 1934. Set forth below is a report prepared by Messrs. Dodge and Kerr in their capacity as the Compensation Committee addressing the Company's compensation policies for fiscal year 1997 as they affected the Company's executive officers, including each of the Company's Chief Executive Officers serving during fiscal year 1997, Messrs. Earnshaw and Greenstein.

     The Compensation Committee's executive compensation policies are designed to provide competitive levels of compensation that integrate pay with the Company's annual and long-term performance goals, reward above-average corporate performance, recognize individual initiative and achievements, and assist the Company in attracting and retaining qualified executives. Targeted levels of total executive compensation are generally set at levels that the Compensation Committee believes to be generally consistent with or at levels slightly below others in the Company's industry, although actual compensation levels in any particular year may be above or below those of the Company's competitors, depending upon the Company's performance.

     The Compensation Committee is mindful of grants or awards made to the Company's executive officers under the Company's stock-based compensation plans. In order to have sufficient cash flow to meet operational needs, and to reward executives commensurate with the Company's success, the Company has emphasized stock options as a form of compensation. The Compensation Committee endorses the position that stock ownership by management and stock-based performance compensation arrangements are beneficial in aligning management's and shareholders' interests in the enhancement of shareholder value. Thus, the Compensation Committee takes into account these stock-based elements in designing the compensation packages of the Company's executive officers.

     In 1993, Congress amended the Internal Revenue Code to add Section 162(m). This section provides that publicly held companies may not deduct compensation paid to certain executive officers in excess of $1 million annually, with certain exemptions. Because of the relatively modest compensation level of the Company's executive salary structure, this would not be an issue except for the fact that stock options theoretically have no upper limit for appreciation. The Company has examined its compensation policies in view of Section 162(m) and the regulations adopted by the Internal Revenue Service to implement this section and has determined that these provisions are not likely to affect the deductibility of executive compensation for fiscal 1996. It is currently not expected that any part of the Company's deduction for executive compensation will be disallowed for fiscal 1997.

BASE SALARIES

     Each executive officer's base salary is reviewed annually by the Compensation Committee and is subject to adjustment on the basis of individual and corporate performance. Base salaries are generally set at or somewhat below competitive levels, with the result that the Company relies on annual and longer term incentive compensation to attract and retain executive officers of outstanding ability and to motivate them to perform to the full extent of their abilities. The base salaries of the Company's executive officers are kept within a fairly narrow range in an effort to keep the amount of total base salaries under control and otherwise reflect the relatively comparable contributions made by the Company's executive officers to the Company's overall performance. Mr. Earnshaw's compensation for his service as Chief Executive Officer was increased at the Company's Board of Directors meeting on February 3, 1997 from $100,000 to $150,000, with such change effective January 1, 1997, and his Employment Agreement with the Company was amended accordingly. During fiscal 1997 there were no other increases in salary for executive officers, and no executives received a bonus in fiscal 1997. In fiscal 1998 the Board of Directors approved an increase in the base salary of David Greenstein, the Company's President and Chief Executive Officer since August 1997, from $125,000 to $150,000 per annum, and granted Mr. Greenstein a $25,000 bonus and an incentive stock option to acquire 25,000 shares of Common Stock at the fair market per share on the grant date.

     Executive officers of the Company are evaluated on the basis of both their individual performance, as well as the Company's performance. The Chairman of the Board is evaluated on his leadership of the Board. The Chief Executive Officer's compensation is generally based on factors related to his leadership of the Company, as well as his specific accomplishments and the performance of the Company. See "--Fiscal 1997 Chief Executive Officer Compensation." Mr. Thelen is evaluated for his engineering expertise and its application, as he is responsible for equipment design and improvement, plant construction and technical assistance to customers. In February 1997 the Chairman of the Board received a non-qualified stock option to acquire 1,000,000 shares of Common Stock with exercise prices ranging from a low of $2.50 per share to up to $7.00 per share with respect to 250,000 share increments. Further, in connection with the amendment of Mr. Earnshaw's Employment Agreement, the Company granted Mr. Earnshaw an incentive stock option to acquire 100,000 shares of Common Stock at a price of $2.14 per share, the fair market value per share at the grant date. It is contemplated that this performance-based compensation will continue to be an important component of executive compensation.

FISCAL 1997 CHIEF EXECUTIVE OFFICER COMPENSATION

     Mr. Earnshaw's compensation for fiscal 1997 for his services as Chief Executive Officer of the Company principally consisted of a base salary. In February, 1997, Mr. Earnshaw entered into an amendment to his employment agreement, effective as of January 1, 1997, that increased his base salary for fiscal 1997 from $100,000 to $150,000. Mr. Earnshaw has continued to earn this compensation after July 1997 and his resignation as President. Mr. Greenstein was paid an annual base salary of $125,000 per annum through January 1998, at which time the Company's Board of Directors increased his annual base salary to $150,000 per annum and awarded him a $25,000 bonus and an incentive stock option to acquire 25,000 shares, (see "Board Compensation Committee Report on Exective Compensation/Base Salaries"). Neither Mr. Earnshaw nor Mr. Greenstein participates in the decisions of the Compensation Committee or the Board of Directors regarding this compensation.

                                   Submitted by the Compensation Committee
                                   of the Board of Directors


                                   MICHAEL C. DODGE


                                   JOHN C. KERR

                               PERFORMANCE GRAPH

     The following graph compares the annual cumulative total shareholder return on an investment of $100 on January 1, 1993 in the Company's Common Stock, with that of a like investment in the NASDAQ Market Index and an industry group comprised of companies with the refuse systems standard industrial classification (SIC) code number of 4953. The peer companies industry group includes companies significantly larger than the Company with significantly different purposes, such as Browning-Ferris and Waste Management, but was the closest relevant peer group to that of the Company for which statistics could be reasonably obtained. To the knowledge of the Company, there are no companies in such industry group whose primary business is scrap tire recycling. Likewise, NASDAQ was the closest broad market index for which statistics were available to the Company. The Company was delisted from NASDAQ in 1990 for failing to meet its capital and surplus requirements. The year-end values of each investment are calculated by adding dividends, if any (and assuming reinvestment thereof), to the difference between the Common Stock price at the beginning and end of the measurement period, and dividing such sum by the price at the beginning of the measurement period. The calculations used in plotting the graph are also set out below.

                  COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN
              OF THE COMPANY, INDUSTRY GROUP AND NASDAQ MARKET INDEX


D

O

L

L

A

R

S



COMPANY OR INDEX            1993      1994      1995     1996     1997
----------------            ----      ----      ----     ----     ----
Waste Recovery, Inc.        38.89     47.22    134.72   344.44    47.17
Industry Index              68.68     64.62     77.09    88.45    94.75
Broad Market               121.13    127.17    164.96   204.98   248.30

                         ANNUAL REPORT ON FORM 10-K

     UPON WRITTEN REQUEST OF ANY BENEFICIAL SHAREHOLDER OR SHAREHOLDER OF RECORD, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997 (INCLUDING THE EXHIBITS, FINANCIAL STATEMENTS, AND THE SCHEDULES THERETO) REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 13A-1 UNDER THE SECURITIES EXCHANGE ACT OF 1934, MAY BE OBTAINED, WITHOUT CHARGE, FROM DONALD R. PHILLIPS, SECRETARY, 309 SOUTH PEARL EXPRESSWAY, DALLAS, TEXAS 75201.

                                 OTHER MATTERS

     At the date of this Proxy Statement, management was not aware that any matters not referred to in this Proxy Statement would be presented for action at the meeting. If any other matters should come before the meeting, the persons named in the accompanying form of Proxy will have discretionary authority to vote all proxies in accordance with their best judgment, unless otherwise restricted by law.

                                   By Order of the Board of Directors

                                   DONALD R. PHILLIPS
                                            SECRETARY

Dated:  April 30, 1998

                              WASTE RECOVERY, INC.

                          ANNUAL MEETING OF SHAREHOLDERS - MAY 18, 1998

                    PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


        The undersigned hereby (i) acknowledges receipt of the Notice of Annual Meeting of Shareholders dated April 30, 1998 of
     WASTE RECOVERY, INC. (the "Company") to be held on May 18, 1998 at the Newark Airport Marriott Hotel, Newark International
     Airport, Newark, New Jersey 07114 on Monday, May 18, 1998, at 10:00 a.m., Newark, New Jersey time, and the Proxy Statement in connection therewith, and (ii) appoints Donald Phillips and Remona Dove, and each of them (acting together, or if only one be present, then by that one alone), his attorneys and proxies, with full power of substitution to each, to vote all shares of Common Stock of the Company of the undersigned at said meeting and at any adjournment thereof, as follows:

P    1.  ELECTION OF DIRECTORS
         / /  FOR all nominees listed below (except as marked to   / /  WITHHOLD AUTHORITY to vote for all nominees listed below
R             the contrary below)
                                      Jay I. Anderson
O                                     Martin Bernstein
                                      David Greenstein
X                                     Thomas L. Earnshaw
                                      Crandall S. Connors
Y                                     Michael C. Dodge
                                      Steven E. MacIntyre
                                      Robert L. Thelen
                                      Stephen P. Adik
                                      John C. Kerr



     2.  The proposal to ratify the selection of Grant Thornton LLP as independent auditors for the Company to examine and report on the Company's financial statements for the 1997 fiscal year and for the 1998 fiscal year.

         / / FOR    / /  AGAINST    / /  ABSTAIN

     (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S
     NAME IN THE LIST ABOVE.)

                                         (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

                                                     (CONTINUED FROM OTHER SIDE)

     3.  In their discretion on any other matter that may properly come before the meeting or any adjournment thereof.

This proxy when properly executed will be voted as directed above.  (IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE
NOMINEES LISTED ON ITEM 1 AND FOR THE PROPOSAL SET FORTH IN ITEM 2.)

IMPORTANT: You are encouraged to attend this meeting in person, but if you cannot do so, please complete, date and sign this proxy and mail it promptly in the enclosed return envelope.

DATED                      , 1998
      ---------------------                                                            -------------------------------------------

                                                                                --------------------------------------------------
                                                                                     PLEASE SIGN HERE

                                                                                Please date this proxy and sign your name exactly
                                                                                as it appears hereon. Where there is more than one
                                                                                owner, each should sign.  When signing as an agent,
                                                                                attorney, administrator, executor, guardian or
                                                                                trustee, please add your title as such. If executed
                                                                                by a corporation, the proxy should be signed by a
                                                                                duly authorized officer who should indicate his
                                                                                title. Please date, sign and mail this proxy as
                                                                                soon as possible. No postage is required if mailed
                                                                                in the United States.